UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

CAPTARIS, INC.

(Exact name of registrant as specified in its charter)

Washington	0-25186	91-1190085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10885 NE 4th Street, Suite 400

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

(425) 455-6000

(Registrant’s telephone number, including area code)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 30, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 30, 2004, Captaris, Inc. (the “Company”) issued a press release announcing that as a result of a computational error in the calculation of stock compensation expense for options subject to variable accounting in each of the first three quarters of 2003, the company will restate its financial statements for the periods ended March 31, June 30 and September 30, 2003. A copy of the press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPTARIS, INC.

By:	/s/ Peter Papano
Peter Papano
Chief Financial Officer

January 30, 2004

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated January 30, 2004.